                                                                   Exhibit 21.1




                        DSC COMMUNICATIONS CORPORATION

                 Subsidiaries                              Incorporated In
                 ------------                              ---------------
         DSC Communications (Asia/Pacific) Pte Ltd                Singapore
         DSC Communications Canada Inc.                             Canada
         DSC Finance Corporation                                   Delaware
         DSC Korea, Inc.                                           Delaware
         DSC International Corporation                             Delaware
         DSC Marketing Services, Inc.                              Delaware
         DSC Technologies Corporation                              Delaware
         DSC Taiwan, Inc.                                          Delaware
         DSC Communications Limited                            United Kingdom
         DSC of Puerto Rico, Inc.                                  Delaware
         DSC of the Virgin Islands, Inc.                       US Virgin Islands
         DSC Communications Pty. Ltd.                              Australia
         DSC Japan Inc.**                                            Japan
         Granger Associates, Inc.                                  Delaware
         DSC Telecomunicacoes, Ltda.                                Brazil
         DSC Finance (Pty) Ltd.                                    Australia
         DSC Communications (Nederland) B.V.                   The Netherlands
         DSC Kommunikationsdienste GmbH                             Germany
         DSC Communications A/S                                     Denmark
         DSC Local Networks (Europe) Ltd.                      United Kingdom
         NKT Dedicom A/S                                            Denmark
         NKT Technics Ltd.                                      United Kingdom
         NKT Polska sp. zo.o.                                       Poland
         Netman A/S****                                             Denmark
         Fibcom Ltd.*****                                            India
         NE TMN A/S******                                           Denmark

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

**Jointly-owned Japanese subsidiary of DSC Communications Corporation and Mitsubishi Corporation.
****Jointly-owned company with Digital Equipment Corporation
*****Jointly-owned company with Indian Telephone Industries Ltd. and
     The Industrialisation Fund For Developing Countries
******Participant in a partnership, TMN Udvikling I/S, with Cophenhagen Telephone and Jutland Telephone